Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2014 Second Quarter Results

SUNNYVALE, Calif. – July 30, 2014 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low-power Customer Specific Standard Products (CSSPs), today announced the financial results for its fiscal second quarter ended June 29, 2014.

Total revenue for the second quarter of 2014 was $6.8 million, representing a decrease of 39% sequentially and an increase of 33% from the second quarter of 2013. New product revenue for the second quarter of 2014 was $4.5 million, down 50% sequentially and up 45% compared to the second quarter of 2013. New product revenue accounted for 66% of the total revenue in the second quarter. Mature product revenue was $2.4 million in the second quarter of 2014, up 5% sequentially and up 16% from the second quarter of 2013.

Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the second quarter of 2014 was $2.9 million, or $0.05 per share, compared with a net loss of $2.1 million, or $0.04 per share, in the first quarter of 2014 and a net loss of $3.2 million, or $0.07 per share, in the second quarter of 2013. Non-GAAP net loss for the second quarter of 2014 was $2.3 million, or $0.04 per share, compared with a non-GAAP net loss of $1.4 million, or $0.03 per share, in the first quarter of 2014 and a non-GAAP net loss of $2.7 million, or $0.05 per share, in the second quarter of 2013.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, July 30, 2014, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 74146661. The call recording will be archived until Wednesday, August 6, 2014 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of ultra-low power, customizable Sensor Hub, Display, and Connectivity semiconductor solutions for smartphone, tablet, wearable, and mobile enterprise OEMs. Called Customer Specific Standard Products (CSSPs), these programmable ‘silicon plus software’ solutions enable our customers to bring hardware-differentiated products to market quickly and cost effectively. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro and QuickLogic are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2014	June 30, 2013	March 30, 2014	June 29, 2014	June 30, 2013
Revenue	$6,836	$5,126	$11,164	$18,000	$8,143
Cost of revenue, excluding inventory write-down	3,785	3,281	7,042	10,827	4,924
Inventory write-down	35	(94)	64	99	249

Gross profit	3,016	1,939	4,058	7,074	2,970
Operating expenses:
Research and development	3,056	1,842	2,641	5,697	3,850
Selling, general and administrative	2,848	2,911	3,465	6,313	5,441
Restructuring cost	—	206	—	—	213

Total operating expense	5,904	4,959	6,106	12,010	9,504

Loss from operations	(2,888)	(3,020)	(2,048)	(4,936)	(6,534)
Gain on sale of TowerJazz Semiconductor Ltd. shares	—	181	—	—	181
Interest expense	(17)	(20)	(16)	(33)	(29)
Interest income and other (expense), net	(36)	(52)	(26)	(62)	(56)

Loss before income taxes	(2,941)	(2,911)	(2,090)	(5,031)	(6,438)
Provision for income taxes	(44)	330	20	(24)	387

Net loss	$(2,897)	$(3,241)	$(2,110)	$(5,007)	$(6,825)

Net loss per share:
Basic	$(0.05)	$(0.07)	$(0.04)	$(0.09)	$(0.15)

Diluted	$(0.05)	$(0.07)	$(0.04)	$(0.09)	$(0.15)

Weighted average shares:
Basic	55,379	44,641	54,433	54,906	44,579

Diluted	55,379	44,641	54,433	54,906	44,579

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Jun 29, 2014	December 29, 2013(1)
ASSETS
Current assets:
Cash and cash equivalents	$34,330	$37,406
Accounts receivable, net	1,976	3,261
Inventories	7,651	4,136
Other current assets	1,029	1,272

Total current assets	44,986	46,075
Property and equipment, net	3,101	2,840
Other assets	220	211

TOTAL ASSETS	$48,307	$49,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$1,000	$1,000
Trade payables	2,777	3,578
Accrued liabilities	1,895	3,519
Current portion of capital lease obligations	288	177

Total current liabilities	5,960	8,274
Long-term liabilities:
Capital lease obligations, less current portion	147	133
Other long-term liabilities	62	121

Total liabilities	6,169	8,528

Stockholders’ equity:
Common stock, at par value	56	54
Additional paid-in capital	236,919	230,373
Accumulated deficit	(194,837)	(189,829)

Total stockholders’ equity	42,138	40,598

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,307	$49,126

(1)	Derived from the December 29, 2013 audited balance sheet included in the 2013 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2014	June 30, 2013	March 30, 2014	June 29, 2014	June 30, 2013

GAAP loss from operations	$(2,888)	$(3,020)	$(2,048)	$(4,936)	$(6,534)
Adjustment for stock-based compensation within:
Cost of revenue	36	22	42	78	52
Research and development	221	46	353	574	212
Selling, general and administrative	309	217	337	646	473
Adjustment for restructuring costs	—	206	—	—	213

Non-GAAP loss from operations	$(2,322)	$(2,529)	$(1,316)	$(3,638)	$(5,584)

GAAP net loss	$(2,897)	$(3,241)	$(2,110)	$(5,007)	$(6,825)
Adjustment for stock-based compensation within:
Cost of revenue	36	22	42	78	52
Research and development	221	46	353	574	212
Selling, general and administrative	309	217	337	646	473
Adjustment for restructuring costs	—	206	—	—	213
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	(181)	—	—	(181)
Adjustment for tax effect on other comprehensive income	—	273	—	—	273

Non-GAAP net loss	$(2,331)	$(2,658)	$(1,378)	$(3,709)	$(5,783)

GAAP net loss per share	$(0.05)	$(0.07)	$(0.04)	$(0.09)	$(0.15)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.02	0.02
Adjustment for restructuring costs	—	0.01	—	—	0.01
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	(0.01)	—	—	(0.01)
Adjustment for tax effect on other comprehensive income	—	0.01	—	—	0.01

Non-GAAP net loss per share	$(0.04)	$(0.05)	$(0.03)	$(0.07)	$(0.12)

GAAP gross margin percentage	44.1%	37.8%	36.3%	39.3%	36.5%
Adjustment for stock-based compensation	0.5%	0.4%	0.4%	0.4%	0.6%

Non-GAAP gross margin percentage	44.6%	38.2%	36.7%	39.7%	37.1%

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2014	Q2 2013	Q1 2014	Q2 2013 to Q2 2014	Q1 2014 to Q2 2014
COMPOSITION OF REVENUE

Revenue by product (1):
New products	66%	60%	80%	45%	(50)%
Mature products	34%	40%	20%	16%	5%

Revenue by geography:
Korea	39%	46%	70%	12%	(66)%
Europe	20%	7%	7%	300%	84%
United States	13%	20%	10%	(13)%	(16)%
Malaysia	10%	7%	4%	99%	50%
Japan	9%	10%	6%	26%	(6)%
China	8%	7%	3%	39%	35%
Rest of North America	1%	2%	0%	(35)%	128%
Rest of Asia Pacific	0%	1%	0%	(63)%	180%

(1)	New products include ArcticLink®, ArcticLink II, ArcticLink III, ArcticLink 3 S1, Eclipse™ II, PolarPro®, PolarPro II, PolarPro III, and QuickPCI II. Mature products include Eclipse, EclipsePlus, pASIC® 1, pASIC 2, pASIC 3, QuickFC, QuickMIPS, QuickPCI, QuickRAM, and V3, as well as royalty revenue, programming hardware and software.